Exhibit 3.5
ACE*COMM CORPORATION
ARTICLES OF AMENDMENT AND RESTATEMENT


          ACE*COMM Corporation, a Maryland corporation
(hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The charter of the Corporation is hereby
amended and restated by striking out Articles SECOND through NINTH and substituting in lieu thereof the following:

ARTICLE II
NAME

          The name of the corporation (which is hereafter referred to as the "Corporation") is:

ACE*COMM CORPORATION


ARTICLE III
PURPOSES FOR WHICH CORPORATION IS FORMED

          The purposes for which the Corporation is formed are as follows:

               (a)  To design, create and produce computer
software and related products and to manufacture and sell computer peripheral equipment and related electronic and telecommunications equipment.

               (b) To provide consulting services, computer software and electronics design services, data processing services, and all other types of related services, and engage in all other related activities.

               (c)  To buy and sell real and personal
property and investments in contracts and securities.

               (d)  To carry on any and all business,
transactions and activities permitted by the Maryland

General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraphs of this Article, as well as all activities and things necessary and incidental thereto, to the full extent empowered by such laws.

ARTICLE IV
RESIDENT AGENT AND PRINCIPAL OFFICE

          The post office address of the principal office of the Corporation in this State is 209 Perry Parkway,
Gaithersburg, Maryland 20877.  The name of the Resident
Agent of the Corporation in this State is CSC - Lawyers
Incorporating Service Company, 11 East Chase Street,
Baltimore, Maryland 21202. Said Resident Agent is a corporation organized under the laws of the State of Maryland.

ARTICLE V
AUTHORIZED STOCK

          The total number of shares of stock of all classes which the Corporation has authority to issue is Fifty Million (50,000,000) shares, consisting of Forty-Five Million (45,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The aggregate par value of all shares having par value is Five Hundred Thousand Dollars ($500,000.00).

ARTICLE VI
BOARD OF DIRECTORS

     Section 1.  Number of Directors.

          The Corporation shall have five (5) directors, which number may be increased or decreased pursuant to the Bylaws, but the number of directors shall not be less than the lesser of three (3) or the number of stockholders. The directors shall be divided into three classes (denominated as Class I, Class II and Class III), as nearly equal in number as reasonably possible, with the term of office of the Class I directors to expire at the 1997 annual meeting of stockholders, the term of office of the Class II directors to expire at the 1998 annual meeting of stockholders and the term of office of the Class III directors to expire at the 1999 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, provided that the stockholders electing new or replacement directors may from time to time specify a term of less than three years in order to maintain the number of directors in each class as nearly equal as possible.

     Section 2.  Initial Directors.

          The following individuals shall serve as the initial directors, in the classes specified below.

          Class I directors   - Gilbert A. Wetzel and Gary P. Golding
          Class II directors  - Paul G. Casner, Jr.
          Class III directors - George T. Jimenez

     Section 3.  Board Authorization of Stock Issuance.

          The Board of Directors of the Corporation is hereby empowered to authorize by resolutions from time to time the issuance of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     Section 4.  Classification of Stock.

          The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

     Section 5.  Conflict of Interest.

          No contract or other transaction between this Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed or known to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

     Section 6.  Removal of Directors.

          Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the aggregate combined voting power of all classes of capital stock entitled to vote in the election of directors, voting as one class, and only at a special meeting of stockholders called for such purpose. For purposes of this Section, "cause" shall mean the willful and continuous failure of a director to perform duties to the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or gross misconduct materially and demonstrably injurious to the Corporation.

ARTICLE VII
PROVISIONS CONCERNING CERTAIN RIGHTS
OF THE CORPORATION AND THE SHAREHOLDERS

     Section 1.  Right to Amend Charter.

          The Corporation reserves the right to make, from time to time, any amendments of its charter which may now or hereafter be authorized by law, pursuant to the vote of stockholders required by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the charter; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Section 1 of Article VI, Section 6 of Article VI, Section 4 of this Article, Section 5 of this Article, or this Section 1 of this Article, shall be effective only if it is approved by the affirmative vote of the holders of at least 80% of the aggregate combined voting power of all classes of capital stock entitled to vote thereon, voting as one class.

     Section 2.  Elimination of Preemptive Rights.

          Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

     Section 3.  Required Stockholder Vote.

          Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this charter.

     Section 4.  Bylaws.

          The Board of Directors, and not the stockholders, shall have the exclusive power to make, alter, amend or repeal the Bylaws of the Corporation.


ARTICLE VIII
INDEMNIFICATION AND LIMITATION OF LIABILITY

     Section 1.  Mandatory Indemnification.

          The Corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

     Section 2.  Discretionary Indemnification.

          If approved by the Board of Directors, the Corporation may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise or employee benefit plan to the extent determined to be appropriate by the Board of Directors.

     Section 3.  Advancing Expenses Prior to a Decision.

          The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

     Section 4.  Other Provisions for Indemnification.

          The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents.

     Section 5.  Limitation of Liability of Directors and
Officers.

          To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     Section 6.  Effect of Amendment or Repeal.

          No amendment, modification or repeal of this charter, nor the adoption of any additional provision of this charter or the By-laws nor, to the fullest extent permitted by the Maryland General Corporation Law, any amendment, modification or repeal of law shall eliminate or reduce the effect of the provisions in this charter limiting liability or indemnifying certain persons or adversely affect any right or protection then existing thereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal, or adoption.

          SECOND:   The Amendment and Restatement of the
charter of the Corporation herein was duly and unanimously approved and advised by the Board of Directors on June 23, 1996, and was approved by the affirmative vote of the stockholders of the Corporation as required by the Maryland
General Corporation Law on August 5, 1996.

          THIRD:    The Amendment and Restatement of the
charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

          FOURTH:   (a)  The total number of shares of all
classes of stock of the Corporation authorized prior to this amendment, and the number and par value of each class, were as follows:

          45,341,211 shares with an aggregate par value of Two Million One Hundred Ninty-Nine Thousand Six Hundred Eighty-Four Dollars and Fifty-Four Cents ($2,199,684.54), of which 45,000,000 are common stock with a par value of $.01 per share and an aggregate par value of Four Hundred Fifty Thousand Dollars ($450,000.00), 1,000 shares are Class B Preferred with a par value of $1.00 per share and an aggregate par value of One Thousand Dollars ($1,000.00), 211,727 shares are Class C Convertible Preferred, Series 1, with a par value of $5.14 per share and an aggregate par value of One Million Eighty-Eight Thousand Two Hundred Seventy-Six Dollars and Seventy-Eight Cents ($1,088,276.78), and 128,484 shares are Class C Convertible Preferred, Series 2, with a par value of $5.14 per share and an aggregate par value of Six Hundred Sixty Thousand Four Hundred Seven Dollars and Seventy-Six Cents ($660,407.76).

                    (b)  The total number of shares of all
classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

          Fifty Million (50,000,000) shares, consisting of Forty-Five Million (45,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and Five Million
(5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), with an aggregate par value of Five Hundred Thousand Dollars ($500,000.00).

                    (c)  The aggregate par value of all
shares of all classes of stock of the Corporation heretofore authorized was $2,199,684.54. The aggregate par value of all shares of all classes of stock as reduced by this amendment is $500,000.00. This amendment has the effect of reducing the aggregate par value of all shares of all classes of stock of the Corporation by $1,699,684.54.


          IN WITNESS WHEREOF, ACE*COMM CORPORATION has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President and attested by its Secretary this 19th day of August, 1996, and its Vice President acknowledges that they are the act and deed of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


ATTEST:                  ACE*COMM CORPORATION


/s/ Loretta L. Rivers    By:/s/ James M. Moore
Loretta L. Rivers, Secretary  James M. Moore, Vice President
ACE*COMM CORPORATION

ARTICLES SUPPLEMENTARY


     ACE*COMM Corporation, a Maryland corporation having its

principal office in Gaithersburg, Maryland, (the"Company")

hereby certifies to the State Department of Assessments and

Taxation of Maryland that:

     FIRST:  These Articles Supplementary are filed in

accordance with Section 3-603(c)(4) of the Maryland General

Corporation Law (the "MGCL"), to the extent required to

evidence the election of the Company to be included within

the provisions of Section 3-602 of the MGCL.

Notwithstanding the filing of these Articles, the Company's

election so to be governed is qualified and limited to the

extent set forth in the resolutions set forth below.

     SECOND:  The Board of Directors of the Company duly

adopted the following resolutions at a meeting held on June

23, 1996:

     RESOLVED, that, to the extent and only to the extent set forth in this Resolution, the Company elects that it shall be subject to the provisions of Subtitle 6 of Title 3 of the Maryland General
     Corporation Law (sometimes known as the Maryland
     Business Combination Law, or the "MBCL" herein), including the provisions of Section 3-602 thereof, with respect to business combinations with any person who first becomes an interested stockholders after the date of this Resolution (or with any affiliate of such interested stockholders) subject to the terms, conditions, exceptions and limitations set forth below.

             (1)  Nothing contained herein shall
        deprive the Company or any person of any exemption or exception provided for in the MBCL, and (without limiting the foregoing) the ability of the Company by resolution of its Board of Directors to approve or exempt any business combination pursuant to Section 3-
        603(c) of the MBCL is expressly preserved.

             (2)  The provisions of Section 3-602 of
        the MBCL shall not apply to a business
        combination with any person who is an
        interested stockholder of the Company or an affiliate thereof on the date of this Resolution or who becomes an interested stockholder of the Company or an affiliate thereof as of the time the Company first has 100 beneficial owners or who was an interested stockholder or an affiliate at any time prior thereto (each such interested stockholder being referred to herein as an "Excluded
        Person"), provided that this exception for Excluded Persons shall not preclude the application of the MBCL to any business combination by the Company with any other person who becomes an interested stockholder and who is deemed a beneficial owner of securities beneficially owned by any Excluded
        Person if such interested stockholder would be an interested stockholder without being deemed a beneficial owner of securities beneficially owned by an Excluded Person.

             (3)  To the extent that terms used in
        this resolution are defined in the MBCL they shall have the meanings ascribed to them in the MBCL.

             (4) This Resolution constitutes, to the
        extent and only to the extent provided above, a limited and qualified election by the Board of Directors of the Company, pursuant to Section 3-603(d) of the MBCL, to be subject to the provisions of the MBCL, including Section 3-602 thereof, with respect to future interested stockholders and their affiliates. This Resolution may be added to or supplemented by resolution of the Board of Directors (without a vote of stockholders) to the maximum extent permitted by law. In the event that the MBCL shall be amended in the future, the Company retains, to the maximum extent that shall be permitted by law, the power to make such additional provisions, by resolution of the Board of Directors (without a vote of stockholders) as the Board of Directors shall deem appropriate to carry out the intent of this Resolution in view of any such amendment.

             (5)  The date of this Resolution is June
        24, 1996.

     FURTHER RESOLVED, that the appropriate officers of the Company be and they hereby are directed to execute and file with the Maryland State
     Department of Assessments and Taxation any appropriate documents required to effect the intent of the foregoing resolutions.

     IN WITNESS WHEREOF, ACE*COMM Corporation has caused

these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its

corporate seal to be hereunto affixed attested by its

secretary this __ day of

August, 1996, and the undersigned officers acknowledge that

these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the

authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


ATTEST:                            ACE*COMM Corporation



__________________________    By:________________________
Loretta Rivers, Secretary          George T. Jimenez,
President